EXHIBIT 23.2
               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-75781) of our report dated March 9, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in El Paso Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
November 2, 1999